Exhibit 99.1

American Retirement Corporation Refinances Remaining Mezzanine Debt

    NASHVILLE, Tenn.--(BUSINESS WIRE)--July 16, 2004--American Retirement Corporation (NYSE: ACR) a leading national provider of senior living housing and care, announced today that it had fully retired its 19.5% mezzanine debt through the sale/lease-back of three retirement centers and one free-standing assisted living community with Health Care Property Investors, Inc. (NYSE: HCP).
    The communities, with a combined capacity of 1,353 units, were valued at approximately $154 million in the transaction. The Company sold all or substantially all of its interest in the four communities and contemporaneously leased the properties back from entities controlled by HCP pursuant to a master lease with an initial term of 10 years and up to three 10-year renewal extensions available at the Company's option. The initial lease rate for the four lease-back communities will be 9%. The Company retained a 10% interest in three of the communities, together with a formula-based option to repurchase these communities. The Company also retained an earn-out provision on one of the communities if the community achieves certain operating results.
    The net proceeds of the transaction will be used to retire $126 million of debt, including $82 million of 19.5% mezzanine debt and $44 million of mortgage debt. The remaining proceeds will be used for transaction costs, for taxes on the gain on sale and for general corporate purposes.
    Bill Sheriff, Chairman, President and Chief Executive Officer of American Retirement, said, "We are extremely pleased to take out our costly mezzanine debt three years ahead of its final maturity and prior to the earliest allowable prepayment date of October 3, 2005. With the substantial reduction in our cost of debt, we expect this transaction to have a considerable positive impact on our financial results and to accelerate our ability to report positive quarterly net income later this year. In fact, excluding the costs related to this transaction which will be recorded in the third quarter, we believe we will have a positive net income for the third quarter."
    He added, "As part of our strategic relationship with HCP, we are pleased that we could convert to a long-term lease arrangement for these premier communities. We value the confidence HCP has shown in our assets and our operations."
    Jay Flaherty, Chief Executive Officer of Health Care Property Investors, said, "We are delighted to have the opportunity to further our relationship with ARC and its very strong management team. By investing an additional $53 million, we are able to convert a short-term loan into long-term ownership interests in four high quality communities."
    The Company expects the transaction to positively impact pre-tax income by approximately $3.0 million per quarter ($12 million per year). This is primarily driven by expected interest savings of approximately $4.5 million per quarter ($18 million per year) due to the significantly reduced cost of debt, partially offset by increased lease-related expenses of approximately $2.0 million per quarter ($8 million per year).
    In conjunction with the transaction, the Company will realize a $16 million gain which will be recognized over the duration of the initial term of the lease. In addition, during the third quarter, the Company will record a $3.4 million non-cash charge relating to the write-off of unamortized financing costs relating to the mezzanine loan as well as $1.2 million of other transaction related expenses. During the third quarter the Company will also incur a $6.8 million current tax expense relating to the reported gain on sale.

    Additional Filings

    The Company also will file shortly a Form 8-K with the Securities and Exchange Commission, which includes additional detail for this transaction. This filing will be available through the Investor Relations section of the Company's website - www.arclp.com. The Company has scheduled its second quarter earnings release and conference call for August 10, 2004.

    COMPANY PROFILE

    American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the Company believes that it is a leader in the operations and management of senior living communities, including independent living communities, continuing care retirement communities, free-standing assisted living communities, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The Company currently operates 66 senior living communities in 14 states, with an aggregate unit capacity of approximately 13,000 units and resident capacity of approximately 14,600. The Company owns 15 communities, leases 45 communities, and manages six communities pursuant to management agreements.

    SAFE HARBOR STATEMENT

    Statements contained in this press release and statements made by or on behalf of American Retirement Corporation relating hereto may be deemed to constitute forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company or its management, including, without limitation, and all statements regarding the Company's expectations regarding future financial results and income. These forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following: (i) the risk associated with the Company's financial condition and significant leverage, including the fact that its cash flow does not currently cover its future obligations, (ii) the possibility of future defaults under the Company's debt or lease agreements, (iii) the Company's ability to sell its entry-fee units and to increase occupancy at the Company's communities (especially its Free-standing AL's), (iv) the Company's ability to improve the Company's results of operations, increase cash flow and reduce expenses, (v) the risks associated with adverse market conditions of the senior housing industry and the United States economy in general, (vi) the risk that the Company is unable to obtain liability insurance in the future or that the costs thereof (including deductibles) will be prohibitive, (vii) the Company's ability to obtain new financing or extend and/or modify existing debt and (viii) the risk factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 under the caption "Risk Factors" and in the Company's other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



American Retirement Corporation
July 15, 2004 HCPI Transaction
Sources and Uses ($ Millions)

Gross Sale Value                                       153.5
Less: ARC's Retained 10% Interest                      (10.4)
         HCPI Minority Interest (from Sept. 2002)       (6.0)
                                                      -------
Net Proceeds                                           137.1

Retirement of Debt:
          Mezzanine                         (82.5)
          Mortgage                          (43.7)
                                           -------
                    Total                             (126.2)

Taxes Payable                                           (6.8)
                                                      -------

Available for Other Uses                                 4.1
                                                      =======


    CONTACT: American Retirement Corporation
             Ross C. Roadman, 615-376-2412